LINE OF CREDIT PROMISSORY NOTE

LINE OF CREDIT $350,000	Date: September 15, 2010

FOR VALUE RECEIVED, Iveda Solutions, ("Borrower") promises to pay to the order of Gregory Omi ("Lender"), the principal sum of up to Three Hundred Fifty Thousand Dollars ($350,000), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $350,000 from Lender. The Borrower agrees that available line of credit is for the sole purpose of purchasing equipment, software, and other infrastructure-related items to fulfill commitment to SAT Mexico (“Customer’).

SECURITY: This Note shall be secured by receivables from the Customer.

INTEREST & PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the rate of 1.5 % per month or 18% per annum. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this Note shall accrue monthly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable, predicated by payment from Customer, but no later than six months after each disbursement. There shall be no penalty for early repayment of all or any part of the principal.

DEFAULT: The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder. (ii) the Borrower shall be dissolved or liquidated; (iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due; (iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned; (v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note. This Note shall be governed by the laws of Arizona, USA.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:	LENDER:

David Ly	Gregory Omi